Exhibit 99.1
NEWS RELEASE

Cooper Standard Announces Fully Backstopped Private Offering of New First Lien Notes and Private Exchange Offer and Consent Solicitation for Existing Senior Notes as Part of Refinancing Transactions

NORTHVILLE, Mich., December 19, 2022 - Cooper-Standard Holdings Inc. (NYSE: CPS) (“CPS”) today announced the commencement by CPS’ wholly-owned subsidiary, Cooper Standard Automotive Inc. (the “Issuer”), of (i) a fully backstopped private offering (the “Concurrent Notes Offering”) of $580.0 million aggregate principal amount of the Issuer’s newly issued 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “New First Lien Notes”) to holders of the Issuer’s existing 5.625% Senior Notes due 2026 (the “2026 Senior Notes) or their designees, (ii) an offer (the “Exchange Offer”) to the holders of 2026 Senior Notes who participate in the Concurrent Notes Offering to exchange any and all of the Issuer’s $400.0 million aggregate principal amount of 2026 Senior Notes outstanding for the Issuer’s newly issued 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027 (the “New Third Lien Notes”, and together with the New First Lien Notes, the “New Notes”) on a par-for-par basis and (iii) a consent solicitation (the “Consent Solicitation”) whereby the Issuer is soliciting, and holders of 2026 Senior Notes who tender pursuant to the Exchange Offer are required to deliver, consents to amend the indenture under which the 2026 Senior Notes were issued (the “2026 Senior Notes Indenture”) to remove substantially all of the covenants, certain events of default and certain other provisions contained in the 2026 Senior Notes and 2026 Senior Notes Indenture. In order to approve the amendment to the 2026 Notes Indenture, consents must be delivered and not revoked in respect of at least a majority of the outstanding principal amount of the 2026 Senior Notes (the “Requisite Consents”).

Certain actual or beneficial holders of 2026 Senior Notes representing approximately 62.7% of the aggregate outstanding principal amount of 2026 Senior Notes (the “Backstop Parties”) have agreed to subscribe for such holders’ pro rata portion of New First Lien Notes in the Concurrent Notes Offering, tender their 2026 Senior Notes in the Exchange Offer and deliver their consents in the Consent Solicitation. In addition, the Backstop Parties have agreed to purchase 100% of the New First Lien Notes not otherwise purchased in the Concurrent Notes Offering pursuant to a backstop agreement (as amended, restated or otherwise modified in accordance with its terms, the “Backstop Agreement”) between the Issuer and the Backstop Parties, dated as of December 19, 2022.

An eligible holder of 2026 Senior Notes must subscribe for $1,450 principal amount of New First Lien Notes pursuant to the Concurrent Notes Offering for a cash purchase price equal to 96.00% of the principal amount of New First Lien Notes subscribed for (the “Purchase Price”) in order to participate in the Exchange Offer with respect to each $1,000 principal amount of 2026 Senior Notes. In the Exchange Offer, eligible holders of 2026 Senior Notes will receive $1,000 principal amount of New Third Lien Notes (the “Exchange Consideration”) in exchange for $1,000 principal amount of 2026 Senior Notes properly tendered (and not validly withdrawn) and accepted by the Issuer, plus accrued and unpaid interest, if any, in cash on their exchanged 2026 Senior Notes up to, but not including, the Settlement Date (as defined below).

The following table sets forth the Purchase Price and the amount of New First Lien Notes to be issued in the Concurrent Notes Offering and the total Exchange Consideration per $1,000 principal amount of 2026 Senior Notes if validly tendered and accepted for exchange in the Exchange Offer:

CUSIP No. (144A/Reg S)	Title of 2026 Senior Notes	Cash Submitted by Exchanging Holder	Principal Amount of 2026 Senior Notes Tendered by Exchanging Holder	Principal Amount of New 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 Received by Exchanging Holder	Principal Amount of New 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027 Received by Exchanging Holder
216762AF1/ U20608AC6	5.625% Senior Notes due 2026	$1,392	$1,000	$1,450	$1,000

The Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation will expire one minute past 11:59 PM, New York City time, on January 18, 2023, unless earlier terminated or extended (the “Expiration Date”). Tenders of 2026 Senior Notes may not be withdrawn after one minute past 11:59 PM, New York City time, on January 10, 2022, unless extended (the “Withdrawal Deadline”), except in certain limited circumstances as set forth in the confidential offering memorandum and consent solicitation statement, dated December 19, 2022, issued in connection with the Concurrent Offering, Exchange Offer and Consent Solicitation (the “Offering Memorandum”). The Company plans to issue the New Notes promptly following the Expiration Date (the “Settlement Date”).

The Issuer intends to use the proceeds from the Concurrent Notes Offering, together with cash on hand, to prepay the Issuer’s existing senior term loan facility, redeem its existing 13.000% Senior Secured Notes due 2024 and pay fees and expenses related to the Refinancing Transactions (as defined below) including a fee payable to the Backstop Parties as consideration for the Backstop Parties’ backstop commitments. The Issuer will not receive any cash proceeds from the issuance of New Third Lien Notes in the Exchange Offer.

The Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation are conditioned upon the satisfaction or waiver of the conditions set forth in the Offering Memorandum. Such conditions include, among other things, the receipt of the Requisite Consents, performance by the Backstop Parties of their obligations under the Backstop Agreement and effectiveness of the ABL Amendment described below. The consummation of the Concurrent Notes Offering is cross-conditioned on the consummation of the Exchange Offer and the Consent Solicitation. The Issuer reserves the right, subject to applicable law, (i) to waive any and all of the conditions of the Concurrent Notes Offering, the Exchange Offer or the Consent Solicitation on or prior to the Expiration Date and (ii) to amend or terminate the Concurrent Notes Offering, the Exchange Offer or the Consent Solicitation.

The Issuer is making the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation only to eligible holders through, and pursuant to, the terms of the Offering Memorandum. None of the Issuer, the trustee of the 2026 Senior Notes, the trustees with respect to the New Notes, the dealer manager with respect to the Exchange Offer and Consent Solicitation, the Exchange and Subscription Agent (as defined below) or any affiliate of any of them, makes any recommendation as to whether (1) eligible holders of 2026 Senior Notes should subscribe to purchase New First Lien Notes or (2) eligible holders of 2026 Senior Notes should exchange 2026 Senior Notes for New Third Lien Notes and deliver consents in the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Eligible holders of 2026 Senior Notes should read carefully the Offering Memorandum before making an investment decision to participate in the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation. In addition, eligible holders of 2026 Senior Notes must make their own decisions as to whether to participate in the Concurrent Notes Offering, tender their 2026 Senior Notes in the Exchange Offer and provide the consent in the related Consent Solicitation.

Certain subsidiaries of CPS, including the Issuer, CS Intermediate Holdco 1 LLC (“Holdings”), Cooper-Standard Automotive Canada Limited and Cooper-Standard Automotive International Holdings B.V. entered into Amendment No. 3 to Third Amended and Restated Loan Agreement (the “Amended Credit Agreement”) with certain lenders, Bank of America, N.A., as agent, and other parties thereto (the “ABL Amendment” and, together with the Concurrent Notes Offering, the Exchange Offer, the Consent Solicitation, the entry into the Backstop Agreement and the application of proceeds of the Concurrent Notes Offering as set forth in the Offering Memorandum, the “Refinancing Transactions”), which Amended Credit Agreement will, upon its effectiveness on the Settlement Date, among other things, permit the consummation of the Refinancing Transactions.

The Refinancing Transactions may not be consummated on the terms described in this press release or at all. The complete terms and conditions of the Refinancing Transactions are set forth in the Offering Memorandum.

Only eligible holders may receive a copy of the Offering Memorandum and participate in the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation. The Exchange and Subscription Agent is Kroll Restructuring Administration LLC d/b/a Kroll Issuer Services (US) (“Kroll” or the “Exchange and Subscription Agent”). Questions concerning the Refinancing Transactions or requests for additional copies of the Offering Memorandum or other related documents may be directed to Kroll at CooperStandard@is.kroll.com. Eligible holders of 2026 Senior Notes who desire to obtain and complete a subscription form should also contact the Exchange and Subscription Agent at the email address above. Eligible holders of 2026 Senior Notes should also consult their broker, dealer, commercial bank, trust company or other institution for assistance concerning the Concurrent Notes Offering, the Exchange Offer and the Consent Solicitation.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The Concurrent Notes Offering and the Exchange Offer are being made, and the New Notes are being offered and issued, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), only to (a) in the United States to holders of 2026 Senior Notes who are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States to holders of 2026 Senior Notes who are persons other than U.S. persons. The holders of 2026 Senior Notes who have certified to us that they are eligible to participate in the Concurrent Notes Offering and the Exchange Offer are referred to as “eligible holders.”

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Our use of words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. Among other items, such factors may include: Impacts, including our ability to complete the Refinancing Transactions; commodity cost increases and disruptions related to the war in Ukraine and the current COVID-related lockdowns in China; our ability to offset the adverse impact of higher commodity and other costs through negotiations with our customers; the impact, and expected continued impact, of the COVID-19 outbreak on our financial condition and results of operations; significant risks to our liquidity presented by the COVID-19 pandemic risk; prolonged or material contractions in automotive sales and production volumes; our inability to realize sales represented by awarded business; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; competitive threats and commercial risks associated with our diversification strategy through our Advanced Technology Group; possible variability of our working capital requirements; risks associated with our international operations, including changes in laws, regulations, and policies governing the terms of foreign trade such as increased trade restrictions and tariffs; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial amount of indebtedness and variable rates of interest; our ability to refinance our indebtedness and obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our debt instruments; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisitions and divestitures may not be successful; product liability, warranty and recall claims brought against us; laws and regulations, including environmental, health and safety laws and regulations; legal and regulatory proceedings, claims or investigations against us; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks, data privacy concerns, other disruptions in, or the inability to implement upgrades to, our information technology systems; the possible volatility of our annual effective tax rate; the possibility of a failure to maintain effective controls and procedures; the possibility of future impairment charges to our goodwill and long-lived assets; our ability to identify, attract, develop and retain a skilled, engaged and diverse workforce; our ability to procure insurance at reasonable rates; and our dependence on our subsidiaries for cash to satisfy our obligations; and other risks and uncertainties, including those detailed from time to time in periodic reports filed by CPS with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this press release and we undertake no obligation to publicly update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

This press release also contains references to estimates and other information that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

Contact for Analysts:	Contact for Media:
Roger Hendriksen	Chris Andrews
Cooper Standard	Cooper Standard
(248) 596-6465	(248) 596-6217
roger.hendriksen@cooperstandard.com	candrews@cooperstandard.com